EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 28, 2000 (except for Note 10, as to which the date is June 30, 2000), relating to the consolidated financial statements of SFBC International, Inc. and Subsidiary and our report dated March 3, 2000, relating to the financial statements of Pharmaceutical Development Associates, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                                    /s/ Kaufman, Rossin & Co.

                                                    KAUFMAN, ROSSIN & CO.


Miami, Florida
September ____, 2000